                                                                  EXHIBIT 10.3
                                                                 Execution Copy

                             RICHEMONT FINANCE S.A.

                                 August 7, 2000

Hanover Direct, Inc.
1500 Harbor Blvd.
Weehawken, NJ  07087

Attn:    Rakesh Kaul
         Chief Executive Officer

Dear Rakesh:

       This will confirm the agreement of Richemont Finance S.A., a Luxembourg corporation, to purchase, and the agreement of Hanover Direct, Inc., a Delaware corporation, to sell, an issue of Hanover Direct, Inc. preferred stock on the following basis:

   Terms:               As set forth on the term sheet attached as Annex I

   Documentation:       Upon the terms and subject to the conditions of a
                        securities purchase agreement substantially in the form of the draft agreement attached as Annex II

   Timing:              Closing within 15 days of the date hereof


       Please sign and return a copy of this letter to indicate Hanover Direct, Inc.'s agreement with the foregoing.

                                                     Very truly yours,

                                                     Richemont Finance S.A.

                                                     By:-----------------------

Agreed as of the
date first above written

Hanover Direct, Inc.

By:
   ------------------------------

HANOVER DIRECT, INC.                                                     ANNEX I

--------------------------------------------------------------------------------



SUMMARY TERMS FOR PREFERRED STOCK



ISSUER:                               Hanover Direct, Inc. (the "Company" or "Hanover").

HOLDERS:                              Richemont Finance S.A., any of its subsidiaries, or other parties (the "Holders").

AMOUNT:                               $70 million.

USE OF PROCEEDS:                      Repayment of $25 million and $10 million unsecured lines of credit from Richemont;
                                      development of warehouse facilities; and general corporate purposes.

SECURITIES OFFERED:                   1,400,000 shares of Preferred Stock (the "Preferred Shares").

ISSUE PRICE:                          $50 per Preferred Share.

PAR VALUE:                            $0.01 per Preferred Share.

LIQUIDATION PREFERENCE:               $50 per Preferred Share plus accrued dividends.

MATURITY:                             Five (5) years unless redeemed.

DIVIDEND:                             Cumulative at the annual rate of 15% accruing from the date of original issuance and payable quarterly in cash or in kind at the option of the Company until February 1, 2004; thereafter, in cash.

APPROVAL:                             Issuance of the Preferred Shares will be upon requisite Board approval.

RANKING:                              The Preferred Shares will be senior to the Company's common stock and junior to its indebtedness with respect to dividends and upon liquidation, dissolution or winding up.



SUMMARY TERMS FOR PREFERRED STOCK, (CONT'D)

HANOVER DIRECT, INC.                                                     ANNEX I
--------------------------------------------------------------------------------


REDEMPTIONS RIGHTS                    The Preferred Shares may be redeemed in cash at the option of the Company at any time with 30 days notice at a predetermined redemption price (the Redemption Price"), subject to the ability to do so under the terms of the Congress Facility. Such Redemption
                                      Price shall be 100% of the Issue Price, plus accrued and unpaid dividends, if any. The
                                      Preferred Shares shall be mandatorily redeemable for cash at the Redemption
                                      Price upon acquisition of stock representing 48% or more of the voting rights of the Company by a party other than Richemont or its affiliates in a transaction approved by the Board. In the event of either a sale of the Company's assets or a sale of common equity by the Company resulting in proceeds not claimed by Congress, and subject to the ability to do so under the terms of the Congress
                                      Facility, each of the Holders will have the right, subject to the approval of two-thirds of the Preferred Shares voting as a class, to force the Company to use such excess proceeds to redeem that Holder's pro rata share of the Preferred
                                      Shares at the Redemption Price. Redemption for cash at the Redemption Price will be mandatory at the fifth anniversary of issuance.

VOTING RIGHTS:                        The Holders of the Preferred Shares will not have any voting rights, except as required by applicable law and except that whenever accrued unpaid dividends on the
                                      Preferred Shares are equal to or exceed the equivalent of four quarterly dividends payable on the Preferred Shares, the Holders voting as a class will be entitled to elect two directors to the Board until the dividend arrearages have been paid.

TRANSFERABILITY:                      The Preferred Shares shall be fully transferable subject to applicable regulations.

                                     - 2 -

                                                                        ANNEX II

================================================================================



                                    FORM OF

                         SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                              HANOVER DIRECT, INC.

                                      AND

                             RICHEMONT FINANCE S.A.





                      Dated as of August ___________, 2000



                                                            Draft August 8, 2000
================================================================================

                               TABLE OF CONTENTS

     1.     Authorization of Shares                                                                                    1
     2.     Sale and Purchase of the Shares                                                                            1
     3.     Closing                                                                                                    2
     4.     Representations and Warranties of the Purchaser                                                            2
            4.1    Organization                                                                                        2
            4.2    Authorization; Enforcement                                                                          2
            4.3    Brokers                                                                                             2
            4.4    Unregistered Securities                                                                             3
            4.5    Acquisition for Own Account                                                                         3
            4.6    Ability to Protect Its Own Interests and Bear Economic Risks                                        3
            4.7    Accredited Investor                                                                                 3
            4.8    Access to Information                                                                               3
     5.     Representations and Warranties of the Company                                                              4
            5.1    Capitalization                                                                                      4
            5.2    Due Issuance and Authorization of Capital Stock                                                     5
            5.3    Organization                                                                                        5
            5.4    Subsidiaries                                                                                        6
            5.5    Consents                                                                                            7
            5.6    Title to Property and Assets                                                                        7
            5.7    SEC Documents                                                                                       7
            5.8    Authorization; Enforcement                                                                          8
            5.9    Issuance of Securities                                                                              9
            5.10   No Conflicts                                                                                        9
            5.11   Intellectual Property                                                                              10
            5.12   Foreign Corrupt Practices Act                                                                      11
            5.13   Material Contracts                                                                                 11
            5.14   Right of First Refusal; Stockholders' Agreement; Voting and Registration Rights                    12
            5.15   Form S-3 Eligibility                                                                               12
            5.16   Previous Issuances Exempt                                                                          12
            5.17   No Integrated Offering                                                                             13
            5.18   Absence of Certain Developments                                                                    13
            5.19   No Undisclosed Liabilities, Events Developments or Circumstances                                   14
            5.20   Litigation                                                                                         14
            5.21   Compliance with Laws                                                                               15
            5.22   Taxes                                                                                              15
            5.23   Employee Relations                                                                                 15
            5.24   Acknowledgment Regarding Securities                                                                16

                                                                                                                     Page
                                                                                                                     ----
            5.25   Brokers                                                                                            17
            5.26   Environmental Matters                                                                              17
            5.27   Related-Party Transactions                                                                         17
            5.28   Insurance                                                                                          18
            5.29   Acknowledgment Regarding the Purchaser's Purchase of the Securities                                18
            5.30   Disclosure                                                                                         18
            5.31   Corporate Records                                                                                  19
            5.32   Approvals                                                                                          19
            5.34   Transactions With Affiliates                                                                       19
     6.     Conditions of Parties' Obligations                                                                        20
            6.1    Conditions of the Purchaser's Obligations                                                          20
            6.2    Conditions of Each Party's Obligations                                                             23
     7.     Covenants of the Company                                                                                  23
            7.1    Maintain Corporate Rights and Facilities                                                           23
            7.2    Maintain Insurance                                                                                 23
            7.3    Information Rights                                                                                 23
            7.4    Notice of Litigation, Disputes and Adverse Changes; Other Information                              25
            7.5    Internal Accounting Controls                                                                       25
            7.6    Conduct of Business                                                                                25
            7.7    Compliance with Certificate of Incorporation and By-laws                                           26
            7.8    Use of Proceeds                                                                                    26
            7.9    Advice of Changes; Filings.                                                                        26
     8.     Indemnification                                                                                           27
     9.     Restrictive Legend                                                                                        27
     10.    Registration, Transfer and Substitution of Certificates for Shares                                        27
            10.1   Stock Register; Ownership of Securities                                                            27
            10.2   Replacement of Certificates                                                                        28
     11.    Definitions                                                                                               28
     12.    Enforcement                                                                                               31
            12.1   Remedies at Law or in Equity                                                                       31
            12.2   Cumulative Remedies                                                                                32
     13.    Miscellaneous                                                                                             32
            13.1   Waivers and Amendments                                                                             32
            13.2   Notices                                                                                            33
            13.3   Termination of Agreement                                                                           34
            13.4   Survival of Representations and Warranties, etc                                                    34
            13.5   No Implied Waivers                                                                                 35
            13.6   Successors and Assigns                                                                             35
            13.7   Headings                                                                                           35
            13.8   Governing Law                                                                                      35
            13.9   Termination of the Richemont Debt Facilities.                                                      35

            13.10  Jurisdiction                                                                                       35
            13.11  Waiver of Jury Trial                                                                               36
            13.12  Counterparts; Effectiveness                                                                        36
            13.13  Severability                                                                                       36
            13.14  Best Efforts                                                                                       36
            13.15  Remedies                                                                                           37
            13.16  Payment Set Aside                                                                                  37

                                LIST OF EXHIBITS

EXHIBIT A   Form of Certificate of Designations of Series A Cumulative
            Participating Preferred Stock
EXHIBIT B   Form of Registration Rights Agreement

                               LIST OF SCHEDULES

                         SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of August, 2000 by and among Hanover Direct, Inc., a Delaware corporation (the "Company"), and Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg, (the "Purchaser"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 of this Agreement.

                              W I T N E S S E T H

         WHEREAS, the Company desires to issue and to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares (as hereinafter defined) in accordance with the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

         1. Authorization of Shares. The Company has authorized the issuance and sale of 1,400,000 shares (the "Shares") of its Series A Cumulative Participating Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"). The Series A Preferred Stock will have the rights, preferences and privileges set forth in the form of Certificate of Designations, Powers, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designations"). The Shares together with the Additional Securities are sometimes referred to herein as the "Securities".

         2. Sale and Purchase of the Shares. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing (as hereinafter defined), the Shares for an aggregate purchase price of $70,000,000 (the "Purchase Price").

         3. Closing. The closing of the sale to, and purchase by, the Purchaser of the Shares (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, on the third business day after the satisfaction or waiver of all of the conditions set forth in Section 6 hereof or at such other time (but not later than September 22, 2000) and place as the Company and the Purchaser may agree (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser one or more certificates evidencing the Shares (in such denominations as shall be specified in writing by the Purchaser) which shall be registered in the Purchaser's name or its designee, against delivery to the Company of the Purchase Price payable by wire transfer of immediately available funds to an account that the Company will designate in writing to the Purchaser at least two business days prior to the Closing Date.

         4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                 4.1 Organization. The Purchaser has all requisite power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

                 4.2     Authorization; Enforcement.   The execution, delivery
and performance by the Purchaser of this Agreement, and the other documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser and no further consent or authorization therefor is presently required by the Purchaser, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser and constitutes the valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

                 4.3 Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution, delivery or performance of this Agreement.

                 4.4 Unregistered Securities. The Purchaser understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the certificates evidencing the Securities shall bear a legend to that effect.

                 4.5 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act.

                 4.6 Ability to Protect Its Own Interests and Bear Economic Risks. By reason of the business and financial experience of its management and the relationship of its affiliates with the Company including the service of their designees on the Company's board of directors, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. The Purchaser further represents that the Purchaser is able to bear the economic risk of an investment in the Securities, and has an adequate income independent of any income produced from an investment in the Securities and has sufficient net worth to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur.

                 4.7 Accredited Investor. It is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

                 4.8 Access to Information. The Purchaser has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

                 4.9 Consents. Neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Purchaser, nor the consummation by it of the obligations and transactions contemplated hereby or thereby, requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other person.

                 4.10 Approvals. Neither any declaration, filing or registration with, notice to, nor license, consent or approval of, any Governmental Entity is required to be made, obtained or given by or with respect to the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

         5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

                 5.1 Capitalization. (a) The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $0.66-2/3 per share (the "Common Stock"); 12,270,503 shares of Class B Common Stock, par value $0.01 per share; 40,000 shares of Class B 8% Cumulative Preferred Stock, par value $0.01 per share and stated value of $1,000 per share; 861,900 shares of 7.5% Cumulative Convertible Preferred Stock, par value $0.01 and stated value of $20.00 per share; and 5,000,000 shares of Additional Preferred Stock, par value $0.01 per share. As of the date hereof, there are outstanding 213,438,195 shares of Common Stock and [_____________ _] shares of Common Stock held in the Company's treasury. The Company has no other shares of capital stock authorized, issued or outstanding.

                 (b) Except as set forth on Schedule 5.1, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances granted or created by the Company;
(B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

                 5.2 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable. No shares of capital stock of the Company are subject to (a) preemptive rights or any other similar rights of the stockholders of the Company or (b) any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance (collectively, "Encumbrances") and the sale and delivery of the Shares to the Purchaser pursuant to the terms hereof and the issuance of the Additional Securities (as defined in the Certificate of Designations) in accordance therewith will vest in the Purchaser legal and valid title to such securities, free and clear of all Encumbrances. Assuming the accuracy of the Purchaser's representations and warranties in Article 4 hereof, the issuance by the Company of the Securities is exempt from registration under the Securities Act.

                 5.3 Organization. The Company was incorporated in the State of Delaware on April 15, 1993. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below), (c) has its principal place of business and chief executive office at 1500 Harbor Boulevard, Weehawken, New Jersey 07087 and (d) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. For purposes of this Agreement, "Material Adverse Effect" means any
(i) adverse effect on the issuance, validity or rights of the holders of any of the Securities, (ii) adverse effect on the ability of the Company to perform its obligations under, this Agreement, the Certificate of Designations or the Registration Rights Agreement (collectively, the "Transaction Documents"), or
(iii) any material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, or operations of the Company and the Subsidiaries, taken as a whole.

                 5.4 Subsidiaries. (a) Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 5.4(a), all of the outstanding shares of capital stock or membership interests of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any liens, claims or Encumbrances (except for Encumbrances in favor of Congress Financial Corporation, pursuant to the Congress Facility) and not subject to any option or right to purchase any such shares. Except as set forth on
Schedule 5.4(a) the Company has no other equity interest in any corporation, partnership, joint venture, limited liability company or other person or entity.

                 (b) Except as set forth on Schedule 5.4(b), there are (i) no outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of the Subsidiaries (whether from the Company, the Subsidiaries or otherwise), or subscriptions, warrants, options, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any of the Subsidiaries' respective equity securities (whether or not presently issued) or any interest therein, (ii) no arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or membership interests of any Subsidiary, nor are any such issuances or arrangements contemplated, and (iii) no obligations (contingent or otherwise) of any Subsidiary to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

                 5.5 Consents. Neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities), requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other person, other than (a) the filings under applicable securities laws required to comply with the Company's registration obligations under the Registration Rights Agreement, (b) the filing of the Certificate of Designations with the Secretary of State of Delaware and (c) a notice to Congress Financial Corporation pursuant to the Congress Facility.

                 5.6     Title to Property and Assets.  Except as set forth on
Schedule 5.6, or in the SEC Documents filed at least 180 days prior to the date hereof, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, Encumbrances and defects except for taxes not yet due and payable and Encumbrances of Congress Financial Corporation pursuant to the Congress Facility or such others as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Except as set forth on Schedule 5.6, or in the SEC Documents filed at least 180 days prior to the date hereof, any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or any of its Subsidiaries.

                 5.7 SEC Documents. Since January 1, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after January 1, 1995, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments).

                 5.8 Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities) except for the filing of the Certificate of Designations. The execution, delivery and performance by the Company of each of this Agreement, and the Registration Rights Agreement, the execution and filing of the Certificate of Designations, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization therefor is presently required by the Company, its Board of Directors or its shareholders. The Company has taken all actions under its certificate of incorporation ("Certificate of Incorporation") and its by-laws ("By-laws") as may be necessary or advisable to provide the Purchaser with the rights hereby contemplated except for the filing of the Certificate of Designations.

                 This Agreement and each other Transaction Document have been duly and validly executed and delivered, and the Certificate of Designations has been or before the Closing will be duly filed, by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                 5.9 Issuance of Securities. The Securities have been duly authorized and upon such issuance in accordance with the terms of this Agreement and the Certificate of Designations, all such Securities will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and Encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                 5.10 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, the execution and filing of the Certificate of Designations, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Series A Preferred Stock (including the Additional Securities)) by the Company will not (a) result in a violation of the Certificate of Incorporation or By-laws of the Company, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other material contract to which the Company or any Subsidiary is a party, (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any material property or asset of the Company or any Subsidiary is bound or affected, or (d) result in the creation of any Encumbrance upon any of their material assets. Neither the Company nor any Subsidiary is in violation of its certificate of incorporation, certificate of formation, articles of organization, limited liability company agreement, partnership agreement or by-laws (as applicable in each case), and except as set forth on Schedule 5.10, neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party. The business of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Schedule 5.10, the Company is not in violation of the qualification or maintenance requirements of the

American Stock Exchange and, to its knowledge, is not subject to any threat of a proceeding or any proceeding to disqualify the Common Stock from qualification to trade on the American Stock Exchange.

                 5.11    Intellectual Property.  Except as set forth on
Schedule 5.11, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property") necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individual or in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 5.11, or in the SEC Documents filed at least 180 days prior to the date hereof, none of the Company's or its Subsidiaries' trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses (other than licences for commercially available software), approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 5.11, or in the SEC Documents filed at least 180 days prior to the date hereof, there is no claim, action or proceeding being made or brought against, or, to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its or their trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and, except as set forth on Schedule 5.11, or in the SEC Documents filed at least 180 days prior to the date hereof, neither the Company nor its Subsidiaries are aware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 5.11, the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                 5.12 Foreign Corrupt Practices Act. To the Company's knowledge, neither the Company nor any Subsidiary, director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary, offered or made, directly or indirectly through any other person or entity, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to (a) any person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. To the Company's knowledge, neither the Company, any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

                 5.13 Material Contracts. To the Company's knowledge, there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any person, or any combination thereof, would constitute a breach, violation or default by the Company or its Subsidiary, as the case may be, under any material contract or, to the knowledge of the Company or its Subsidiary, as the case may be, by any other person to any such contract. Schedule 5.13 (b) sets forth a true, accurate and complete list of all material contracts, instruments or agreements of the Company and its Subsidiaries. Except as set forth on Schedule 5.13 (c), or in the SEC Documents filed within 180 days of the date hereof, neither the Company nor any Subsidiary has been notified that any party to any material contract intends to cancel, terminate, not renew or exercise an option under any material contract, whether in connection with the transactions contemplated hereby or otherwise. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's executive officers has or is expected in the future to have a Material Adverse Effect. Except as set forth on Schedule 5.13, neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's executive officers has or is expected to have a Material Adverse Effect.

                 5.14 Right of First Refusal; Stockholders' Agreement; Voting and Registration Rights. No party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company's securities. There are no provisions of the Certificate of Incorporation or the By-laws of the Company or any of its Subsidiaries, no agreements to which the Company or any of its Subsidiaries is a party and no agreements by which the Company, any of its Subsidiaries or the Securities are bound, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) would adversely affect the Company's or the Purchaser's right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the Transaction Documents and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or (e) except as set forth on Schedule 5.14, entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other person as a director of the Company in each case, except as provided for in or contemplated by this Agreement.

                 5.15 Form S-3 Eligibility. The Company is currently eligible under the eligibility requirements of General Instruction I to Registration Statement on Form S-3 to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the knowledge of the Company, there exists no facts or circumstances that would reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Securities in accordance with the terms of the Registration Rights Agreement. Except as disclosed on
Schedule 5.15, or in the SEC Documents filed within 180 days of the date hereof, the Company is not under any obligation, contractual or otherwise, to register for sale any of its securities.

                 5.16 Previous Issuances Exempt. All shares of capital stock and other securities issued by the Company prior to the Closing Date have been issued in transactions registered under the Securities Act or exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing Date. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act. No holder of any of the Company's capital stock has any rescission or pre-emptive rights.

                 5.17 No Integrated Offering. Neither the Company, nor any of its Affiliates or any other person acting on the Company's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, Sections 710 to 713 of the American Stock Exchange

LLC Listing Standards, Policies and Requirements (the "Amex Rules") or any other similar rule or provision.

                 5.18 Absence of Certain Developments. Except as set forth on Schedule 5.18, or in the SEC Documents filed within 180 days of the date hereof, since December 26, 1999, neither the Company nor its Subsidiaries have suffered any change or development which has had a Material Adverse Effect. Since December 26, 1999, the Company and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, transferred or otherwise disposed of any of the assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any material contract or lease to which the Company or any of its Subsidiaries is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which have had a Material Adverse Effect, (d) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes,
(e) except as set forth on Schedule 5.18(e), incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have had a Material Adverse Effect, (f) except as set forth on Schedule 5.18(f), incurred, created or suffered to exist any Encumbrances (other than non-material Encumbrances and Encumbrances to Congress Financial Corporation pursuant to the Congress Facility) on its assets, (g) except as set forth on Schedule 5.18(g), or in the SEC Documents filed within 180 days of the date hereof, increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any of its Subsidiaries for or with any such officers or employees out of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) except as set forth on Schedule 5.18(i), or in the SEC Documents filed within 180 days of the date hereof, made or obligated itself to make any capital expenditures in excess of $15 million individually or in the aggregate, (j) except as set forth on Schedule 5.18(j), or in the SEC Documents filed within 180 days of the date hereof, entered into any contract or other agreement requiring the Company or a Subsidiary to make payments in excess of $10 million per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, (k) paid any dividends, whether in cash or property, on account of, or repurchased any of, the Common Stock, or (l) entered into any agreement to do any of the foregoing.

                 5.19 No Undisclosed Liabilities, Events Developments or Circumstances. Except for the issuance of the Series A Preferred Stock contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                 5.20 Litigation. Except as set forth on Schedule 5.20, as of the date hereof, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the American Stock Exchange, pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company, any Subsidiary, or their respective properties or their respective directors or officers in their capacities as such. To the knowledge of the Company, there are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any Subsidiary, could have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. To the knowledge of the Company, based solely on information provided to the Company in Directors & Officers questionnaires, none of the directors or executive officers of the Company have been involved in securities related litigation during the past five years.

                 5.21    Compliance with Laws.  Except as set forth on
Schedule 5.21, or in the SEC Documents filed within 180 days of the date hereof, neither the Company nor any Subsidiary has received notification from any Governmental Entity (a) asserting a violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

                 5.22 Taxes. The Company and each Subsidiary has made or filed all federal and all state, local and foreign income tax returns required to be filed with respect to the Company and each Subsidiary in a timely manner (taking into account all extensions of due dates). The Company and each Subsidiary has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the executive officers of the Company know of no basis for any such claim. Neither the Company nor any Subsidiary has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's or any Subsidiary's tax returns has been or is being audited by any taxing authority.

                 5.23    Employee Relations.

                 (a) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"), are listed on
Schedule 5.23(a). No Employee Benefit Plans are or were collectively bargained for or have terms requiring assumption or any guarantee by the Purchaser.

                 (b) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect relating to any Employee Benefit Plan. The Company has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.

                 (c) Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Except as set forth on
Schedule 5.23(c), or in the SEC Documents filed within 180 days of the date hereof, none of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on Schedule 5.23(c), or in the SEC Documents filed within 180 days of the date hereof, no executive officer has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the

Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                 5.24 Acknowledgment Regarding Securities. The Company's Board of Directors has determined in its good faith business judgment that the issuance of the Series A Preferred Stock hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders. The Company's Board of Directors has approved the terms of this Agreement, the Certificate of Designations and the transactions contemplated hereby and thereby. Schedule 5.24 sets forth any adjustments, Encumbrances or rights that would be triggered by the issuance of the Securities pursuant to agreements between the Company or any Subsidiary and any lender or holder of an equity interest or other securities of the Company or any Subsidiary.

                 5.25 Brokers. There is no broker, investment banker, finder, financial advisor or other person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission for which the Company is liable in connection with the transactions contemplated by this Agreement, except for Bear Stearns & Co., Inc.

                 5.26 Environmental Matters. The Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would not result, either individually or in the aggregate, in a Material Adverse Effect.

                 5.27    Related-Party Transactions.  Except as set forth on
Schedule 5.27 hereto, no employee, officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or member of his or her immediate family is currently indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on
Schedule 5.27 hereto, or in the SEC

Documents filed within 180 days of the date hereof, to the knowledge of the Company, as of the date hereof none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not the exceed 5% of the outstanding capital stock of publicly traded companies that may compete with the Company. As of the date hereof, except as set forth on Schedule 5.27 hereto no director, executive officer or greater than 5% stockholder of the Company and no member of the immediate family of any executive officer, director or greater than 5% stockholder of the Company is directly or indirectly interested in any material contract with the Company.

                 5.28 Insurance. Schedule 5.28 sets forth a summary of all the fire, casualty, product liability and other insurance policies, that the Company and each Subsidiary have in force. No default or event has occurred that could give rise to a default under any of the Company's insurance policies. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

                 5.29 Acknowledgment Regarding the Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" with respect thereto and that, except for the representations and warranties of the Purchaser under this Agreement, any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

                 5.30 Disclosure. (a) No representation or warranty by the Company contained in this Agreement, and no representation, warranty or statement by the Company contained in any certificate or schedule furnished or to be furnished at the Closing to the Purchaser pursuant to this Agreement, contains any untrue statement by the Company of a material fact or omits to state any material fact necessary to make any statement herein or therein in light of the circumstances under which they were made, not misleading.

                (b) All information relating to or concerning the Company and the

Subsidiaries set forth in this Agreement, including, without limitation, in the Schedules hereto, is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                 5.31 Corporate Records. Copies of the respective certificates of incorporation or equivalent documents of the Company and its Subsidiaries, each certified by the Secretary of State of the State of incorporation of each such corporation, and of the by-laws or equivalent documents of the Company and its Subsidiaries, certified by the Secretary of each such corporation, heretofore delivered to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement. Such certificates of incorporation and by-laws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws. The corporate records of the Company and to the knowledge of the Company of each Subsidiary are correct and complete in all material respects.

                 5.32 Approvals. Neither any declaration, filing or registration with, notice to, nor license, consent or approval of, any Governmental Entity is required to be made, obtained or given by or with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, except as provided in Section 5.5 hereof.

                 5.33 Internal Accounting Controls. The Company maintains a system of internal accounting controls administered in accordance with
Section 13(b)(2) of the Exchange Act.

                 5.34 Transactions With Affiliates. Except as set forth on Schedule 5.34 or in the SEC Documents filed at least 180 days prior to the date hereof, none of the executive officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as executive officers and directors and for purchases of goods in the ordinary course of business from the Company's catalogs or websites), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such executive officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such executive officer or director has a substantial interest or is an officer, director, trustee or partner.

         6.      Conditions of Parties' Obligations.

                 6.1 Conditions of the Purchaser's Obligations. The obligations of the Purchaser under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchaser.

                 (a) Covenants; Representations and Warranties. (i) The Company shall have performed in all material respects each of its obligations hereunder required to be performed by it at or prior to the Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby, and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (b) Laws; Injunctions. There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued and applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would have a Material Adverse Effect at or after the Closing Date.

                 (c) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and the Purchaser shall have received confirmation from the Secretary of State of the State of Delaware that such filing has occurred.

                 (d)     Intentionally Omitted.

                 (e) Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs (a) and

(b) of this Section 6.1 and 6.2.

                 (f) Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement.

                 (g) Stock Certificates. The Company shall have executed and delivered to the Purchaser the Preferred Stock Certificates (in such denominations as the Purchaser shall request) for the Shares.

                 (h) Absence of Material Changes. Since March 25, 2000, no material adverse change in the Company's business shall have occurred.

                 (i) Good Standing Certificate. The Company shall have delivered to the Purchaser a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware as of a date within one Business Day of the Closing Date and for each United States Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within fifteen days of the Closing Date.

                 (j) Filings. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                 (k) Other Documents. The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or their counsel may reasonably request at least two days prior to the Closing Date.

                 (l) Supporting Documents. The Purchaser shall have received the following:

                         (i) A favorable opinion from Brown Raysman Millstein Felder & Steiner LLP, counsel to the Company, dated the Closing Date, with respect to: (A) the Company's corporate existence, power, authority and good standing; (B) the due authorization, execution and delivery of this Agreement and each of the Transaction Documents; (C) the validity and enforceability of the Transaction Documents; (D) no conflicts of the Transaction Documents with the charter or bylaws of the Company, any material contract listed on
         Schedule 5.13(b), any applicable laws or any judgment, order or decree known to such counsel to be applicable to the Company or any Subsidiary;

         (E) the Company's authorized capitalization and the due authorization of the Shares and that the Shares are validly issued, fully paid and non-assessable; (F) the due authorization of the Additional Securities and upon issuance thereof in accordance with the Certificate of Designations that such shares will be validly issued, fully paid and nonassessable; (G) the issuance and sale of the Series A Preferred Stock as exempt transactions under the Securities Act; (H) no threatened or pending legal or governmental investigations, actions, suits or proceedings against or affecting the Company or any Subsidiary known to such counsel which could have a Material Adverse Effect; (I) except as have been obtained, no licenses, permits, certificates, consents, orders, approvals and other authorizations from governmental authorities (collectively, "Governmental Approvals") necessary to own or lease properties of the Company and to carry on the Company's business as conducted on the date hereof; and (J) no Governmental Approvals required to be obtained by the Company for the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents;

                         (ii) Copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, authorizing and approving the filing of the Certificate of Designations, the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

                         (iii) A certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by the Company and (B) further certifying that the Certificate of Incorporation and By-laws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified, except to the extent provided in the Certificate of Designations; and

                         (iv) Such additional supporting documentation and other information with respect to the transactions contemplated by this Agreement as the Purchaser or its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, may reasonably request at least two days prior to the Closing Date.

                 (m) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents, to issue the Series A Preferred Stock and the Additional Securities, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents, the Series A Preferred Stock, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                 6.2 Conditions of Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of any provision of any applicable law or regulation, or any judgment, injunction, order or decree prohibiting or enjoining the transactions contemplated by this Agreement or by the Transaction Documents.

         7. Covenants of the Company. The Company agrees that the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following as long as the Purchaser continues to hold at least 140,000 shares of the Series A Preferred Stock:

                 7.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises, licenses, trademarks, service marks, trade names, copyrights and other authority reasonably deemed adequate by the Company for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

                 7.2 Maintain Insurance. Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business.

                 7.3     Information Rights.

                 (a) Access to Records. The Company shall, and shall cause each Subsidiary to, afford to the Purchaser, the Affiliates of the Purchaser and each of their respective officers, employees, advisors, counsel and other authorized representatives (collectively with the affiliates of the Purchaser, the "Representatives"), during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and all officers and employees of the Company and such Subsidiaries.

                 (b) Basis in erizon and Brands. The Company shall provide the Purchaser with accurate documentation detailing its basis in each of its web services division (erizon, Inc., a Delaware corporation) and brand marketing division (Hanover Brands, Inc., a Delaware corporation), including any inter-company balances, as of the fiscal year ended December 25, 1999.

                 (c) Reporting Status. Until the later of (i) the date which is one year after the date as of which the Purchaser may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) and (ii) the date which is five (5) years from the Closing Date (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the Securities Act, and the Company shall not terminate its status as an issuer required to file reports under the Securities Act even if the Securities Act or the rules and regulations thereunder would otherwise permit such termination without the consent of the Purchaser.

                 (d) Financial Reports. The Company agrees to send the following to the Purchaser during the Reporting Period: (i) after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to the Purchaser by facsimile within 3 days of the day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all public relations and investor relations press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                 (e) Filings; Other Action. The Company shall cooperate with the Purchaser in (x) determining whether any other filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals. The Company shall take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

                 7.4 Notice of Litigation, Disputes and Adverse Changes; Other Information. (a) Promptly notify the Purchaser of (i) each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Company's knowledge, threatened against the Company (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted) having a claim for damages of $500,000 or more, or (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to materially and adversely affect the Company's condition (financial or otherwise), properties, assets, liabilities, business, prospects or operations (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

                 (b) Promptly provide the Purchaser with such other information relating to the Company as reasonably requested by the Purchaser.

                 7.5 Internal Accounting Controls. Maintain a system of internal accounting controls administered in accordance with Section 13(b)(2) of the Exchange Act.

                 7.6 Conduct of Business. Conduct its business in accordance with all applicable provisions of federal, state, local and foreign law.

                 7.7 Compliance with Certificate of Incorporation and By-laws. Perform and observe all of its obligations to the holders of all of its securities set forth in the Company's Certificate of Incorporation and By-laws.

                 7.8 Use of Proceeds. The Company will use approximately [$29] million of the proceeds to the Company from the sale of the Series A Preferred Stock for the purposes summarized on Schedule 7.8 hereto. The Company will use the remainder of such proceeds to provide the Company with working capital and for general corporate purposes.

                 7.9 Advice of Changes; Filings. The Company shall confer with the Purchaser on a regular and frequent basis as reasonably requested by the Purchaser, orally and, if requested by the Purchaser, in writing, with regard to any change that has had a Material Adverse Effect with respect to the Company or its Affiliates. The Company shall promptly provide to the Purchaser (or its counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                 7.10 Withholding Taxes. The Company undertakes to pay all amounts payable with respect to the Series A Preferred Stock, including without limitation dividends thereon or payments upon redemption thereof, free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax payments in respect of the Series A Preferred Stock (all such present or future taxes, duties, levies, assessments being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable in respect of the Series A Preferred Stock (i) the sum payable shall be increased as necessary so that after making all required deductions the Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Company shall furnish the Purchaser, at its address referred to in Section 13.2 hereof, with the original or a certified copy of a receipt evidencing payment thereof.

         8. Indemnification. The Company shall indemnify, save and hold harmless the Purchaser, its directors, officers, employees, partners, representatives and agents from and against (and shall promptly reimburse such indemnified persons for) any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from claims, actions, suits, proceedings or similar claims by any person or entity (other than the purchaser) associated or relating to the execution, delivery and performance of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent that it is determined by a nonappealable final judgement that the Purchaser breached its fiduciary duty to the Company under the Delaware General Corporation Law. The Company shall be entitled to assume the defense of such claim; provided, that the Purchaser (and the other indemnified parties) shall have the right to retain their own counsel, at the Company's expense, if representation of the Company and the indemnified parties would be inappropriate due to actual or potential differing interests between them. The Purchaser shall not settle any such claim without the prior consent of the Company (which consent shall not be unreasonably withheld). This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement or the other Transaction Documents.

         9.      Restrictive Legend.   The Purchaser acknowledges that each
certificate evidencing the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "The shares represented by this Certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

         10.     Registration, Transfer and Substitution of Certificates for
Shares.

                 10.1 Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Series A Preferred Stock. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

                 10.2 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities, and, in the case of any such loss, theft or destruction, upon delivery of indemnity bond reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Securities of like tenor.

         11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement.

                 Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with United States generally accepted accounting principles. If and so long as the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

                 "Additional Securities" has the meaning assigned to it in
Section 5.2 hereof.

                 "Affiliate" and "Associate" have the respective meanings assigned to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                 "Agreement" means this Securities Purchase Agreement.

                 "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

                 "Certificate of Designations" has the meaning assigned to it in Section 1 hereof.

                 "Closing" has the meaning assigned to it in Section 3 hereof.

                 "Closing Date" has the meaning assigned to it in Section 3 hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Common Stock" has the meaning assigned to it in Section 5.1(a) hereof.

                 "Company" has the meaning assigned to it in the introductory paragraph of this Agreement.

                 "Congress Facility" means the Loan and Security Agreement dated as of November 14, 1995 by and among Congress Financial Corporation, a California corporation ("Congress Financial Corporation"), and Hanover Direct Pennsylvania, Inc., Brawn of California, Inc., Tweeds, Inc., LWI Holdings, Inc., Aegis Catalog Corporation, Hanover Direct Virginia, Inc., and Hanover Realty, Inc., as subsequently amended.

                 "Employee Benefit Plans" has the meaning assigned to it in
Section 5.23(a) hereof.

                 "Encumbrances" has the meaning assigned to it in Section 5.2 hereof.

                 "Environmental Law" has the meaning assigned to it in Section
5.26 hereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "executive officer" has the meaning assigned to such term in Rule 501(f) of the Securities Act.

                 "GAAP" means U.S. generally accepted accounting principles consistently applied.

                 "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

                 "Intellectual Property" has the meaning assigned to it in
Section 5.11 hereof.

                 "Material Adverse Effect" has the meaning assigned to it in
Section 5.3 hereof.

                 "material adverse change" means any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, properties, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole (including but not limited to any development that would indicate that the Company would not be able to meet its debts as they become due or that calls in to question the Company's ability to continue as a going concern or any public statement by the Company that indicates, suggests or implies the same).

                 "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

                 "Purchase Price" has the meaning assigned it in Section 2 hereof.

                 "Purchaser" has the meaning assigned it in the introductory paragraph of this Agreement.

                 "Richemont Lines of Credit" means (i) the Unsecured Line of Credit & Promissory Note for $25,000,000 dated as of March 1, 2000 between Richemont Finance S.A. ("Richemont") as the lender and the Company as borrower and (ii) the Unsecured Line of Credit and Revolving Note pursuant to the Credit Agreement dated as of March 24, 2000 between Richemont as the lender and the Company as borrower.

                 "Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit B.

                 "SEC" means the U.S. Securities and Exchange Commission.

                 "SEC Documents" has the meaning assigned to it in Section 5.7 hereof.

                 "Securities" has the meaning assigned to it in Section 1 hereof.

                 "Securities Act" has the meaning assigned to such term in
Section 4.4 hereof.

                 "Series A Preferred Stock" has the meaning assigned to such term in Section 1 hereof.

                 "Shares" has the meaning assigned to such term in Section 1 hereof.

                 "Subsidiary" means any corporation, association, business trust, limited liability company, partnership or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

                 "Taxes" has the meaning assigned to such term in Section 7.10 hereof.

                 "Transaction Documents" has the meaning assigned to such term in Section 5.3 hereof.

         12.     Enforcement.

                 12.1 Remedies at Law or in Equity. If any representation or warranty made by or on behalf of any party hereto, in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, or any covenant made by a party hereto shall be breached by such party in any material respect, the other party or parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, the Certificate of Designations or any other Transaction Document or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, any other Transaction Document or the Certificate of Designations, or to enforce any other legal or equitable right of such party, or to take any one or more of such actions.

                 In the event the Purchaser brings such an action against the Company, or the Company brings an action against the Purchaser, arising under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or any other Transaction Document including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                 12.2 Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand, or the Company, on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Transaction Documents or now or hereafter available at law, in equity, by statute or otherwise.

         13.     Miscellaneous.

                 13.1 Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchaser (a) the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and
(b) the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of the Purchaser and the Company.

                 The foregoing notwithstanding, no such waiver or supplemental agreement shall (a) affect any of the rights of any holder of a Security created by the Certificate of Designations, or by the Delaware General Corporation Law without compliance with all applicable provisions of the Certificate of Designations, and the Delaware General Corporation Law.

                 Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 13.1.

                 13.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),


                          (a)    If to the Purchaser:

                                 Richemont Finance S.A.
                                 35 Boulevard Prince Henri
                                 L 1724 Luxembourg
                                 Attention: Mr. Alan Grieve
                                 Facsimile No.: 011-4141-711-7138

                          with a copy to:

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 Four Times Square
                                 New York, NY 10036-6522
                                 Attention: Gregory A. Fernicola, Esq.
                                 Facsimile No.:  (212) 735-2000

                 or       (b) If to the Company:

                                 Hanover Direct, Inc.
                                 1500 Harbor Boulevard
                                 Weehawken, New Jersey 07087
                                 Attention: General Counsel
                                 Facsimile No.: (201) 272-3199

                          with a copy to:

                                 Brown Raysman Millstein Felder & Steiner LLP
                                 120 West 45th Street
                                 New York, NY 10036
                                 Attention:  Sarah Hewitt, Esq.
                                 Facsimile No.: (212) 840-2429

or at such other address as the Company, the Purchaser each may specify by written notice to the others in the manner specified herein, and each such notice, request, consent and other communication (including service of process pursuant to Section 13.10 hereof) shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                 13.3 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

                 (a)     by mutual consent of the Purchaser and the Company;
or

                 (b) at the election of the Purchaser, if the Closing has not been consummated as of September 22, 2000; or

                 (c) at the election of the Purchaser, if the Company has breached any material representation, warranty, covenant or agreement contained in this Agreement.

                 In the event that the Purchaser elects to terminate this Agreement pursuant to clause (b) or (c) of this Section 13.3, it shall give written notice of such termination to the Company in accordance with the provisions of Section 13.2.

                 If this Agreement is terminated pursuant to Section 13.3, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Section 8, shall survive the termination hereof.

                 13.4 Survival of Representations and Warranties, etc. The representations and warranties contained in (i) Sections 5.22 and 5.26 shall survive the Closing Date for the period of the statute of limitations applicable to a claim for breach of such representations and warranties, (ii) in Sections 5.1, 5.2 and 5.9 shall survive the Closing Date forever and (iii) all other sections of this Agreement shall survive through the second anniversary of the Closing Date. All statements contained in any certificate or schedule delivered or to be delivered to the Purchaser by or on behalf of the Company at the Closing pursuant to this Agreement shall constitute representations and warranties by the Company hereunder.

                 13.5 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof, or of any other right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 13.6 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not.

                 13.7 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                 13.8 Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                 13.9 Termination of the Richemont Debt Facilities. The parties acknowledge that effective the Closing Date, all the credit arrangements including, but not limited to, the Richemont Lines of Credits by Richemont in favor of the Company or any of its Subsidiaries or affiliates shall be terminated and Richemont shall have no remaining obligations to any Person, with respect to any such credit arrangements.

                 13.10   Jurisdiction.

         Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.
Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.2 shall be deemed effective service of process on such party.

                 13.11   Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 13.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto; provided, no party shall be bound unless and until all parties have signed a counterpart hereof.

                 13.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                 13.14 Best Efforts. The Company and the Purchaser shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, time being of the essence with respect to the Closing of the transactions contemplated hereby, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and
(ii) obtain all approvals required to be obtained from any third party necessary, proper or advisable to the transactions contemplated by this Agreement, all subject to the satisfaction of the conditions contained herein.

                 13.15 Remedies. The Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                 13.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                 IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

                                        HANOVER DIRECT, INC.


                                        By:
                                        Name:
                                        Title:



                                        RICHEMONT FINANCE S.A.



                                        By:
                                        Name:
                                        Title:

                                        By:
                                        Name:
                                        Title:

                                                            EXHIBIT A
                                                            Draft August 8, 2000

                                    FORM OF
                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
               SERIES A CUMULATIVE PARTICIPATING PREFERRED STOCK
                                       OF
                              HANOVER DIRECT, INC.


                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)


          Hanover Direct, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution (this "Resolution") was adopted by the Board of Directors of the Company:

          "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 5,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 2,345,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

Section 1.     Designation of Amount.

          The shares of Preferred Stock created hereby shall be designated the "Series A Cumulative Participating Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 2,345,000.

Section 2.     Dividends.


          (a)  The holders of the then outstanding shares of Series A
Preferred Stock
will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends ("Base Dividends"), accruing on a daily basis from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid, at the Applicable Rate (this and certain other initially capitalized terms used herein have the meanings given in Section 9 hereof), payable in arrears on the last Friday before the last Saturday of each of March, June, September and December, commencing on September 29, 2000; provided that if any such payment date is not a Business Day (as hereinafter defined) then such dividend shall be payable on the next Business Day and, subject to Section 2
(c) hereof, Base Dividends on account of arrears for any prior quarterly dividend period may be declared and paid at any time without reference to any regular quarterly dividend payment date. Such dividends shall accrue on the Series A Preferred Stock from the Original Issuance Date thereof and shall be fully cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

          (b)  On any dividend payment date occurring prior to February
1, 2004, the Company may, at its option, pay Base Dividends on the outstanding shares of Series A Preferred Stock through the issuance of additional shares of Series A Preferred Stock ("Additional Securities") instead of paying such dividend in cash. On any dividend payment date occurring after February 1, 2004, all Base Dividends on the Series A Preferred Stock shall be paid in cash. If the Company elects to pay any such dividend in the form of Additional Securities, the number of shares of Series A Preferred Stock issuable as Additional Securities to the holders of the then outstanding shares of Series A Preferred Stock will be the number obtained by dividing (i) the total dollar amount of cumulative unpaid dividends on such outstanding shares of Series A Preferred Stock as of the applicable dividend payment date by (ii) $50.00. The Company shall issue fractional shares of Series A Preferred Stock as Additional Securities. If for any reason shares of Series A Preferred Stock are not issued as Additional Securities on each dividend payment date occurring prior to February 1, 2004 and such dividend payment has not been made in cash, such shares shall, nevertheless, be deemed to be outstanding as if issued in accordance with this Section 2(b) from and after the applicable dividend payment date for all purposes of this Resolution, until such shares are redeemed in accordance with this Resolution.

          (c) If full cumulative Base Dividends are not paid in full, or declared in full and sums set apart in trust with a bank or trust company for the payment thereof, upon the shares of Series A Preferred Stock and the shares of any other class or series of capital stock of the Company ranking on a parity as to dividends with the Series A

Preferred Stock ("Parity Dividend Stock"), all dividends declared upon shares of Series A Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Base Dividends on the shares of Series A Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of Base Dividends on the shares of Series A Preferred Stock in respect of the then current quarterly dividend period shall have been paid in full or are contemporaneously declared in full and sums set aside in trust with a bank or trust company for the payment thereof, (i) no dividends shall be paid or declared or set aside for payment or other distribution shall be made upon the Common Stock or any other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company, other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series A Preferred Stock both as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company ("Junior Stock") and (ii) no shares of capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange solely for shares of Junior Stock).

               The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used in this Resolution with reference to shares of Series A Preferred Stock shall be deemed to mean an amount which shall be equal to Base Dividends thereon at the Applicable Rate per share from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets of the Company are legally available therefor, and if full dividends are not declared or paid, then such dividends shall cumulate, with additional dividends thereon, compounded quarterly at the Applicable Rate for each quarterly period during which such dividends remain unpaid.

          (d) The amount of Base Dividends payable on the shares of Series A Preferred Stock for any full quarterly period shall be determined by dividing the Applicable Rate by four. Base Dividends payable on the shares of Series A Preferred

Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

          (e) In addition to Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the common stock, par value $0.66-2/3 per share ("Common Stock"), of the Company, the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive additional dividends ("Additional Dividends") per share of Series A Preferred Stock, in an amount (whether in the form of cash, securities or other property) equal to the Applicable Percentage of the amount (and in the form) of the dividends or distribution payable in respect of one share of Common Stock. Such Additional Dividends shall be payable to the holders of the Series A Preferred Stock as of the date immediately prior to the record date for such dividend or distribution on the Common Stock, such dividends to be payable on the same payment date established by the Board of Directors for the payment of such dividend or distribution on the Common Stock. The record date for any such dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such dividends shall be payable to the persons in whose name the Series A Preferred Stock is registered at the close of business on the applicable record date.

          (f) No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series A Preferred Stock in an amount determined as set forth above. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

          (g) Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as a dividend in respect of the Series A Preferred Stock.

Section 3.     Liquidation Preference.

          In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $50 per share of Series A Preferred Stock (the "Liquidation Preference") plus the amount of accrued and unpaid Base Dividends as of such date, calculated pursuant to Section 2 hereof, and any declared but unpaid Additional Dividends as of such date. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock. Following payment to the holders of the Series A Preferred Stock of the full preferential amounts described in the first sentence of this
Section 3, the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of Preferred Stock ranking prior to the Common Stock as to distributions upon Liquidation, pro rata among (i) the holders of the outstanding shares of Series A Preferred Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution, in an amount per share of Series A Preferred Stock (whether in the form of cash, securities or other property) equal to the Applicable Percentage of the amount (and in the form) of the distribution payable pursuant to the following clause (ii) in respect of one share of Common Stock (after giving effect to the distributions to the holders of the Series A Preferred Stock as contemplated by this clause (i)) and
(ii) the holders of the Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon Liquidation. If upon any Liquidation the assets available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to the holders of the Series A Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding shares of Series A Preferred Stock pro rata according to the number of the then outstanding shares of Series A Preferred Stock held by each holder thereof. A merger or consolidation of the Company (other than mergers or consolidations with wholly owned Subsidiaries of the Company) or a sale of all or substantially all of its assets shall, at the election of the holders of a majority of the shares of Series A Preferred Stock outstanding at the time, constitute a Liquidation for purposes of this Section 3.

Section 4.     Redemption by the Company.

          (a)  On August ___, 2005 (the "Final Redemption  Date"), the
Company shall redeem for cash all shares of Series A Preferred Stock that are then outstanding at a redemption price per share equal to the Liquidation Preference thereof plus the amount of any accrued and unpaid Base Dividends as of such date, and any declared but unpaid Additional Dividends as of such date ("Final Redemption Price"). Not more than sixty (60) nor less than thirty (30) days prior to the Final Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series A Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Final Redemption Date, the Final Redemption Price, the identification of the shares to be redeemed, the place or places of payment in New York, New York and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed. On or after the Final Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Final Redemption Price. If, on the Final Redemption Date, funds in cash in an amount sufficient to pay the aggregate Final Redemption Price for all outstanding shares of Series A Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Final Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Final Redemption Price upon surrender of their certificates therefor) shall terminate. If at the Final Redemption Date, the Company does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Series A Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series A Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series A Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series A Preferred Stock.

          (b) At any time on or after the Closing Date, the Company may, at its option, redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for cash at a redemption price per share (the "Optional Redemption Price") equal to the Liquidation Preference thereof plus the amount of all accrued and unpaid Base Dividends thereon as of the redemption date and all declared but unpaid Additional Dividends thereon as of the redemption date; provided, that at any time prior to December 31, 2000, the Company may so redeem less than all the then outstanding shares of Series A Preferred Stock with the proceeds at a concurrent sale of up to 280,000 of Series A Preferred Stock ("Special Shares") to any stockholder of the Company as of the Closing Date. In order to exercise its right of optional redemption, the Company shall, not more than sixty (60) nor less than thirty (30) days prior to the redemption date, give notice by first class mail, postage prepaid, to each holder of record of the Series A Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the redemption date (the "Optional Redemption Date"), the Optional Redemption Price, the identification of the shares to be redeemed, the place or places of payment in New York, New York and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed.

Section 5.     Redemption at Option of Holders.


          (a) In the event that a Change of Control (as defined below) shall occur at any time while any shares of Series A Preferred Stock are outstanding, each of the holders of the then outstanding shares of Series A Preferred Stock shall have the right to give notice that they are exercising a Change of Control election (a "Change of Control Election") with respect to all or any number of such holder's shares of Series A Preferred Stock, during the period beginning on the 20th day and ending on the 90th day after the earlier of (i) such holder's receipt of the notice referred to in Section 5(c) hereof or (ii) the date as of which such holder obtains actual knowledge of such Change of Control. Upon any such election, the Company shall redeem for cash each of such holder's shares for which such an election is made, to the extent permitted by applicable law, at a redemption price equal to the Liquidation Preference thereof plus the amount of accrued and unpaid Base Dividends thereon as of the Change of Control Payment Date (as defined below) plus the amount of any declared but unpaid Additional Dividends thereon as of the Change of Control Payment Date.

          (b) As used herein, "Change of Control" means the occurrence of any of the following events:

               (1) the acquisition, in a transaction approved by the Board of Directors, by any Person, other than Richemont Finance S.A. ("Richemont"), or its affiliates, including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 48% of either

                    (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or

                    (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

               (2) a majority of the individuals who, as of the Closing Date, constitute the members of the Board of Directors not elected by the holders of Series A Preferred Stock or Richemont or its affiliates (the "Incumbent

          Board") cease for any reason to serve on such Board of Directors; provided that any individual who becomes a director of the Company subsequent to the Closing Date, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board; or

               (3) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from, or the transferee Person, in such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns 100% of the Outstanding Company Common Stock or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

          (c) On or before the tenth (10th) day after a Change of Control, the Company shall mail to all holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) that, if such holder exercises the Change of Control Election, the Company will redeem any or all of such holder's shares of Series A Preferred Stock at a redemption price equal to the Liquidation Preference thereof plus the amount of accrued and unpaid Base Dividends as of the Change of Control Payment Date and the amount of any declared and unpaid Additional Dividends as of the Change of Control Payment Date and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Change of Control Election, a holder of the Series A Preferred Stock must deliver, during the 90 day period referred to in Section 5(a) hereof, written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series A Preferred Stock with respect to which the Change of Control Election is being exercised, duly endorsed for transfer to the Company. On or prior to the fifth (5th) Business Day (the "Change of Control Payment Date") after receipt of each such written notice, the Company shall redeem all shares of Series A Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the 90 day period referred to in Section 5(a) hereof for redemption in connection with the exercise of the Change of Control Election and shall cause payment to be made on such day in cash for such shares of Series A Preferred Stock. If in connection with any Change of Control Election, the Company does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of Series A Preferred Stock with respect to which a Change of Control Election has been made, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series A Preferred Stock with respect to which the Change of Control Election has been made as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series A Preferred Stock as it has capital and surplus available therefor until it has redeemed all of the outstanding shares of Series A Preferred Stock with respect to which the Change of Control Election has been made.

          (d) In the event that an Asset Disposition shall occur at any time while any shares of Series A Preferred Stock are outstanding, each of the holders of the then outstanding shares of Series A Preferred Stock shall have the right to give notice that they are exercising an Asset Disposition election (an "Asset Disposition Election") with respect to all or any number of such holder's shares of Series A Preferred Stock, during the period beginning on the 20th day and ending on the 90th day after the earlier of (i) such holder's receipt of the notice referred to in Section 5(e) hereof or (ii) the date as of which such holder obtains actual knowledge of such Asset Disposition. Upon any such election, the Company shall redeem for cash for each of such holder's shares for which such an election is made, to the extent permitted by applicable law, at a redemption price equal to the Liquidation Preference thereof plus the amount of accrued and unpaid Base Dividends thereon as of the Asset Disposition Payment Date (as defined below) plus the amount of any declared but unpaid Additional Dividends thereon as of the Asset Disposition Payment Date ("Asset Disposition Redemption Price") on the terms and subject to the conditions set forth in this Section 5(d).

The Company will not and will not permit any of the Company's Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

          (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company's Board of Directors, and

          (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be);

               (A) first, to the extent the Company elects (or is required by the terms of the Congress Facility) to prepay, repay, redeem or purchase its indebtedness under the Congress Facility; and

               (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to the holders of the Series A Preferred Stock to redeem the Series A Preferred Stock for cash pursuant to and subject to the conditions contained in this Certificate of Designations;

               provided, however, that in connection with any prepayment, repayment or purchase of indebtedness pursuant to clause (A) above, the Company or any such Subsidiary will permanently retire such indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and its Subsidiaries will not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $1.0 million.

The Company shall not be obligated to redeem any shares of Series A Preferred Stock pursuant to this Section 5(d) unless and until the holders of two thirds of the then outstanding shares of Series A Preferred Stock (the "Requisite Holders") have made an Asset Disposition Election.

          (e)  On or before the tenth (10th) day after an Asset
Disposition, the Company shall mail to all holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Asset Disposition, (ii) that, if such holder exercises an Asset Disposition Election, the Company will redeem any or all of such holder's shares of Series A Preferred Stock at a redemption price equal to the Liquidation Preference thereof plus the amount of accrued and unpaid Base Dividends as of the Asset Disposition Payment Date and the amount of any declared and unpaid Additional Dividends as of the Asset Disposition Payment Date and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Asset Disposition Election, a holder of the Series A Preferred Stock must deliver during the 90 day period referred to in Section 5(d) written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Asset Disposition Election, accompanied by each certificate evidencing shares of the Series A Preferred Stock with respect to which the Asset Disposition Election is being exercised, duly endorsed for transfer to the Company. On or prior to the fifth (5th) Business Day (the "Asset Disposition Payment Date") after receipt of each such written notice, the Company shall redeem all shares of Series A Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the 90 day period referred to in Section 5(d), for redemption in connection with the exercise of the Asset Disposition Election and shall cause payment to be made on such day in cash for such shares of Series A Preferred Stock. If in connection with any Asset Disposition Election, the Company does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of Series A Preferred Stock with respect to which an Asset Disposition Election has been made, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series A Preferred Stock with respect to which the Asset Disposition Election has been made as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series A Preferred Stock as it has capital and surplus available therefor until it has redeemed all of the outstanding shares of Series A Preferred Stock with respect to which the Asset Disposition Election has been made.

          (f) In the event that an Equity Sale shall occur at any time while any shares of Series A Preferred Stock are outstanding, each of the holders of the then outstanding shares of Series A Preferred Stock shall have the right to give notice that they are exercising an Equity Sale election ("Equity Sale Election") with respect to all or any number of such holder's shares of Series A Preferred Stock, during the period beginning on the 20th day and ending on the 90th day after the earlier of (i) such holder's receipt of the notice referred to in Section 5(g) or (ii) the date as of which such holder obtains actual knowledge of such Equity Sale. Upon any such election, the Company shall redeem for cash each of such holder's shares for which such an election is made, to the extent permitted by applicable law, at a redemption price equal to the Liquidation Preference thereof plus the amount of accrued and unpaid Base Dividends thereon as of the Equity Sale Payment Date (as defined below) plus the amount of any declared but unpaid Additional Dividends thereon as of the Equity Sale Payment Date ("Equity Sale Redemption Price") on the terms and subject to the conditions set forth in this Section 5(f). The Company will not and will not permit any of the Company's Subsidiaries to, directly or indirectly, consummate any Equity Sale unless:

          (i) the Company or such Subsidiary receives consideration at the time of such Equity Sale at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company's Board of Directors, and

          (ii) an amount equal to 100% of the Available Cash from such Equity Sale is applied by the Company (or such Subsidiary, as the case may be);

          (A) first, to the extent the Company elects (or is required by the terms of the Congress Facility) to prepay, repay, redeem or purchase its indebtedness under the Congress Facility; and

          (B) second, to the extent of the balance of such Available Cash after application in accordance with clause (A), to make an offer to the holders of the Series A Preferred Stock to redeem the Series A Preferred Stock for cash pursuant to and subject to the conditions contained in this Certificate of Designations;

          provided, however, that in connection with any prepayment, repayment or purchase of indebtedness pursuant to clause (A) above, the Company or any such Subsidiary will permanently retire such indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

The Company shall not be obligated to redeem any shares of Series A Preferred Stock pursuant to this Section 5(f) unless and until the Requisite Holders have made an Equity Sale Election.

          (g) On or before the tenth (10th) day after an Equity Sale, the Company shall mail to all holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Equity Sale, (ii) that, if such holder exercises an Equity Sale Election, the Company will redeem any or all of such holder's shares of Series A

Preferred Stock at a redemption price equal to the Liquidation Preference thereof plus the amount of accrued and unpaid Base Dividends as of the Equity Sale Payment Date and the amount of any declared and unpaid Additional Dividends as of the Equity Sale Payment Date and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Equity Sale Election, a holder of the Series A Preferred Stock must deliver during the 90 day period referred to in Section 5(f), written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Equity Sale Election, accompanied by each certificate evidencing shares of the Series A Preferred Stock with respect to which the Equity Sale Election is being exercised, duly endorsed for transfer to the Company. On or prior to the fifth (5th) Business Day (the "Equity Sale Payment Date") after receipt of each such written notice, the Company shall redeem all shares of Series A Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the 90 day period referred to in Section 5(f), for redemption in connection with the exercise of the Equity Sale Election and shall cause payment to be made on such day in cash for such shares of Series A Preferred Stock. If in connection with any Equity Sale Election, the Company does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of Series A Preferred Stock with respect to which an Equity Sale Election has been made, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series A Preferred Stock with respect to which the Equity Sale Election has been made as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series A Preferred Stock as it has capital and surplus available therefor until it has redeemed all of the outstanding shares of Series A Preferred Stock with respect to which the Equity Sale Election has been made.

Section 6.     Restricted Payments; Status of Redeemed Shares.

          (a)  After any Optional Redemption Date, Change of Control
Payment Date, Equity Sale Payment Date, Asset Disposition Payment Date or the Final Redemption Date (each, a "Redemption Date"), unless and until the full redemption price for the shares of Series A Preferred Stock to be redeemed has been paid to, or set aside in trust with a bank or a trust company for the benefit of, the holders of the Series A Preferred Stock, (i) no dividends or other distribution shall be paid, declared, made or set aside for payment on the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to distributions upon Liquidation other than in shares of, or warrants or rights to acquire, solely Junior Stock and (ii) no shares of capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to distributions upon Liquidation shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange for solely shares of Junior Stock).


          (b) Any shares of Series A Preferred Stock which shall at any time have been redeemed pursuant to Sections 4 or 5 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series A Preferred Stock unless they are Special Shares.

Section 7.     Voting Rights.


          (a) Except as otherwise provided by applicable law and except as otherwise provided in this Section 7, the holders of outstanding shares of the Series A Preferred Stock will not have any voting rights.


          (b) If and whenever at any time or times Base Dividends payable on the Series A Preferred Stock pursuant to Section 2 hereof shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for any four quarterly periods (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of the Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect directors of the Company (the "Preferred Stock Directors") to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

          Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of the Series A Preferred Stock pursuant to Section 228 of the Delaware General Corporation Law. Such voting right shall continue until such time as all cumulative dividends accumulated on the Series A Preferred Stock together with additional dividends accrued thereon, if any, shall have been paid in full, at which time such voting right of the holders of the Series A Preferred Stock shall terminate, subject to re-vesting in the event of each and every subsequent default of the character indicated above and the term of office of such directors shall terminate as herein provided.

          At any time when such voting right shall have vested in the holders of the

Series A Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of 25% of the shares of the Series A Preferred Stock then outstanding addressed to the Secretary of the Company, call a special meeting of holders of the Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place in the City of New York, New York designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, then the holders of record of 25% of the shares of the Series A Preferred Stock then outstanding may designate in writing a holder of the Series A Preferred Stock to call such meeting at the expense of the Company.

          At any meeting held for the purpose of electing directors at which the holders of the Series A Preferred Stock shall have the right to elect directors, the presence in person or by proxy of the holders of a majority of the then outstanding shares of the Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. In any such election, the holders of Series A Preferred Stock shall be entitled to cast one vote per share of Series A Preferred Stock held of record on the record date for the determination of the holders of Series A Preferred Stock entitled to vote in such election. The Preferred Stock Directors shall be elected at the same time as other members of the Board of Directors. A Preferred Stock Director may only be removed by the vote of the holders of a majority of the Series A Preferred Stock, at a vote of the then outstanding shares of Series A Preferred Stock, voting as a single class, at a meeting called for such purpose (or by unanimous written consent in lieu of such a meeting) in accordance with the voting procedures set forth in
Section 7(b).

          The term of office of the Preferred Stock Directors shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors (it being understood that such successors shall be elected by the holders of the Series A Preferred Stock). Upon any termination of the aforesaid voting rights, the term of office of the Preferred Stock Directors shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two.


          (c) If for any reason a Preferred Stock Director shall resign or otherwise be removed from the Board of Directors, then his or her replacement shall be a person elected by the holders of the Series A Preferred Stock, in accordance with the voting procedures set forth in Section 7(b).


          (d) So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, (i) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof) if such amendment, alteration or repeal would adversely alter or change the rights, preferences or privileges of the Series A Preferred Stock or (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon Liquidation (x) prior to or on a parity with the Series A Preferred Stock or (y) junior to the Series A Preferred Stock, if such junior securities may be redeemed, in any circumstance, on or prior to the Final Redemption Date. The vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provision of this Resolution, in addition to any other vote of stockholders required by law.

Section 8.     Reserved.

Section 9.     Certain Definitions.

          The following terms shall have the following respective meanings herein:

               "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, of:

               (i) any shares of capital stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary),

               (ii) all or substantially all the assets of any division or line of business of the Company or any Subsidiary, or

               (iii) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary.

               Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

               (i) a transfer of assets between or among the Company and its wholly owned Subsidiaries, or

               (ii) an issuance of Capital Stock by a wholly owned Subsidiary to the Company or to another wholly owned Subsidiary.

               "Applicable Rate" means $7.50 per share of Series A Preferred Stock per annum.

               "Applicable Percentage" means [5000%] as appropriately adjusted in the case of any stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or similar transaction in order to maintain the relationship between the $50 per share original purchase price of the Series A Preferred Stock and the per share price of the Common Stock on the Closing Date.

               "Approved Option Plan" means, collectively, (i) the [Company to describe existing option plans and maximum number of shares issuable thereunder] and (ii) a stock option plan or plans adopted after the Closing Date providing for the grant of options to employees and directors of the Company to purchase not more than 1,000,000 shares of Common Stock at an exercise price per share as of the date of the grant not less than the fair market value per share of Common Stock as of the date of the grant.

               "Available Cash" from an Equity Sale means cash payments, cash equivalents and Marketable Securities received therefrom after payment of underwriting discounts placement fees or similar commissions.

               "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

               "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

               "Closing Date" means August _____, 2000.

               "Common Stock" means the common stock, par value $0.66-2/3 per share, of the Company.

               "Congress Facility" means the Loan and Security Agreement dated as of November 14, 1995 by and among Congress Financial Corporation and Hanover Direct Pennsylvania, Inc., Brawn of California, Inc., Tweeds, Inc., LWI Holdings, Inc., Aegis Catalog Corporation, Hanover Direct Virginia, Inc., and Hanover Realty, Inc., as subsequently amended (and as may be amended, restated, modified or supplemented from time to time).

               "Equity Sale" means the issuance or sale by the Company or a Subsidiary of capital stock of the Company or a Subsidiary (or any series of related issuances or sales) where the cumulative aggregate gross proceeds to the Company and its Subsidiaries equals or exceeds $1.0 million; provided, that there shall be excluded from the foregoing, the sale of Common Stock of the Company upon the exercise of options issued under an Approved Option Plan.

               "GAAP" means U.S. generally accepted accounting principles consistently applied.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

               "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange.

               "Net Available Cash" from an Asset Disposition means cash payments, cash equivalents and Marketable Securities received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when required, but excluding any other consideration received in the form of assumption by the acquiring Person of indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of

               (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

               (ii) all payments made on any indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

               (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Disposition, and

               (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

               "Original Issuance Date" means (i) with respect to the 1,400,000 shares of Series A Preferred Stock initially sold by the Company pursuant to the Securities Purchase Agreement, dated as of August _____, 2000, between the Company and Richemont Finance S.A., the Closing Date and (ii) with respect to any Additional Securities, the dividend payment date as of which such shares are issued or, if not issued on such dividend payment date, the applicable dividend payment date on which such shares were to have been issued in accordance with Section 2 hereof.

               "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies and other entities and governments and agencies and political subdivisions.

               "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

               "Subsidiary" means any corporation, partnership, limited liability company, trust, association or other entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

Section 10.    Dividend Received Deduction.

          For federal income tax purposes, the Company shall report distributions on the Series A Preferred Stock as dividends, to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes).

Section 11.    Withholding Taxes.

          All amounts payable with respect to the Series A Preferred Stock, including without limitation Dividends thereon or payments upon redemption thereof, will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax payments in respect of the Series A Preferred Stock (all such present or future taxes, duties, levies, and assessments being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable in respect of the Series A Preferred Stock (i) the sum payable shall be increased as necessary so that after making all required deductions the holders of the then outstanding shares of Series A Preferred Stock receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Company shall furnish the holders of the then outstanding shares of Series A Preferred Stock, at its address referred to in Section 13.2 of the Securities Purchase Agreement dated as of August __, 2000 between the Company and Richemont Finance S.A., with the original or a certified copy of a receipt evidencing payment thereof.

Section 12.    No Reissuance.

          After the Original Issuance Date, no shares of Series A Preferred Stock (other than Special Shares) shall be issued or reissued as shares of Series A Preferred Stock, except pursuant to Section 2(b) hereof. All shares of Series A Preferred Stock surrendered for redemption or otherwise acquired by the Company or any Subsidiary shall be cancelled and shall not be reissued as shares of Series A Preferred Stock unless they are Special Shares."

               IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Rakesh K. Kaul, its President, and attested by Curtis B. Johnson, its Secretary, this ____ day of August, 2000.


                                        By:
                                        Name:  Rakesh K. Kaul
                                        Title: President & CEO

Attested:


By:
    Name:  Curtis B. Johnson
    Title: Secretary

                                                                       EXHIBIT B


                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT

                                 by and between

                              HANOVER DIRECT, INC.

                                      and

                             RICHEMONT FINANCE S.A.


                              -------------------

                          Dated as of August __, 2000


                                                            Draft August 8, 2000

                               TABLE OF CONTENTS


   1.  Certain Definitions                                                                             1

   2.  Demand Registrations                                                                            2
          (a)  Right to Request Registration                                                           2
          (b)  Number of Demand Registrations                                                          3
          (c)  Priority on Demand Registrations                                                        3
          (d)  Restrictions on Demand Registrations                                                    3
          (e)  Selection of Underwriters                                                               4
          (f)  Other Registration Rights                                                               4
          (g)  Effective Period of Demand Registrations                                                4

   3.  Piggyback Registrations                                                                         5
          (a)  Right to Piggyback                                                                      5
          (b)  Priority on Primary Registrations                                                       5
          (c)  Priority on Secondary Registrations                                                     5
          (d)  Selection of Underwriters                                                               6
          (e)  Other Registrations                                                                     6

   4.  S-3 Registrations.                                                                              6

   5.  Holdback Agreements                                                                             7

   6.  Registration Procedures                                                                         7

   7.  Registration Expenses                                                                          11

   8.  Indemnification                                                                                11

   9.  Rule 144                                                                                       15

   10.  Miscellaneous                                                                                 15
          (a)  Notices                                                                                15
          (b)  No Waivers                                                                             16
          (c)  Successors and Assigns                                                                 16
          (d)  Governing Law                                                                          17
          (e)  Jurisdiction                                                                           17
          (f)  Waiver of Jury Trial                                                                   17
          (g)  Counterparts; Effectiveness                                                            17
          (h)  Entire Agreement                                                                       17
          (i)  Captions                                                                               18
          (j)  Severability                                                                           18
          (k)  Amendments                                                                             18

         REGISTRATION RIGHTS AGREEMENT, dated as of August __, 2000, between Hanover Direct, Inc., a Delaware corporation (the "Company"), and Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg, (the "Stockholder").

         In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.  CERTAIN DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Business Day" means any day on which commercial banks are open for business in New York, New York.

         "Common Stock" means common stock, par value $0.66-2/3 per share, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means the Stockholder, and any successors or assigns of the Stockholder pursuant to Section 10(d) hereof who acquires Registrable Securities, directly or indirectly, from the Stockholder, or such transferee or assignee. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

         "Person" means an individual, partnership, corporation, trust, limited liability company, or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Purchase Agreement" means the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Stockholder.

         "Registrable Securities" means (a) any of the Common Stock or (b) any of the Series A Preferred Stock, in each case, held by the Holders from time to time as to which registration pursuant to the Securities Act is required for a public sale.

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" means the Series A Cumulative Participating Preferred Stock, par value $.01 per share, of the Company issued and sold to the Stockholder pursuant to the Purchase Agreement.

         "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

         2.  DEMAND REGISTRATIONS.

         (a) Right to Request Registration. Any time after the date hereof, any Holder or Holders ("Initiating Holders") may, subject to the provisions of
Section 2(b) hereof, request registration under the Securities Act of all or part, of the Registrable Securities ("Demand Registration"); provided, that each Demand Registration shall be for not less than $5 million of Registrable Securities unless such Demand Registration is the last permitted Demand Registration pursuant to Section 2(b) hereof.

         Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of
Section 2(d) hereof, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) Number of Demand Registrations. The Holders of Registrable Securities shall be entitled to request an aggregate of four (4) Demand Registrations. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holder requesting such registration is not able to register and sell (other than as a result of market conditions or any other events not within the

Company's control) at least 50% of the Registrable Securities requested by such Initiating Holder to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holder requesting such registration is not able to register and sell all of the Registrable Securities requested to be included by such Initiating Holder in such registration.

         (c) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities to be included in such registration, or, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of Registrable Securities proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, the Company shall include in such registration only the number of Registrable Securities which in the opinion of such managing underwriters can be sold. If the number of shares which can be sold is less than the number of Registrable Securities proposed to be registered, the amount of Registrable Securities to be so sold shall be allocated pro rata among the Holders of Registrable Securities desiring to participate in such registration on the basis of the amount of such Registrable Securities proposed to be registered by such Holders. If the number of shares which can be sold exceeds the number of Registrable Securities proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

         (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration, a previous S-3 Registration (as hereinafter defined) or a previous registration under which the Initiating Holders had piggyback rights pursuant to Section 3 hereof wherein the Initiating Holders were permitted to register, and sold, at least 50% of the Registrable Securities requested to be included therein. The Company may (i) postpone for up to thirty (30) days the filing or the effectiveness of a registration statement for a Demand Registration if, based on the good faith judgment of the Company's board of directors, such postponement is necessary in order to avoid premature disclosure of a matter the board has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the stockholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in any of the events described in clause (i) or (ii) above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a registration statement pursuant to this paragraph (d), (y) the Company's decision to file or seek effectiveness of such registration statement following such withdrawal or postponement and (z) the effectiveness of such registration statement.

         (e) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration or an S-3 Registration pursuant to Section 4 hereof is to be sold in an underwritten offering, the Initiating Holders shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

         (f) Other Registration Rights. The Company shall not grant to any Person the right, other than as set forth herein and except to employees or directors of the Company with respect to registrations on Form S-8 (or any successor form thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein.

         (g) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Securities covered by such Demand Registration have been sold pursuant to such Demand Registration.

         3.    PIGGYBACK REGISTRATIONS.

         (a) Right to Piggyback. Whenever the Company proposes to register any of its common equity securities (other than Registrable Securities) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

         (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of securities requested to be included in such registration would adversely affect the price per share of the Company's securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable securities requested to be included therein by the Holders, pro rata among the Holders of such Registrable Securities on the basis of the number of shares requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of securities requested to be included in such registration would adversely affect the price per share of the Company's securities to be sold in such offering, the Company shall include in such registration (i) first the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, provided, that in the case of the one demand registration right exercised by Rakesh K. Kaul pursuant to the Registration Rights Agreement dated as of April 13, 2000, between the Company and Rakesh K. Kaul, the Company shall include in such registration, first, the securities requested to be registered by Rakesh K. Kaul and then, the Registrable Securities and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

         (d) Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering or secondary offering by holders other than the Holders, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

         (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Sections 2 or 4 hereof or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least nine months has elapsed from the effective date of such previous registration.

         4.  S-3 REGISTRATIONS.

         If at any time that the Company is eligible to use Form S-3 or any successor thereto, any Holder or Holders requests that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion but not less than $1 million of the Registrable Securities held by such Holders, then the Company shall use its best efforts to register under the Securities Act on Form S-3 (an "S-3 Registration") or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice. The Holders shall indicate in their request whether they are exercising a Demand Registration or their right to request for a registration on Form S-3 pursuant to this Section 4. Whenever the Company is required by this Section 4 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all Holders from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. There is no limitation on the number of registrations pursuant to this Section 4 that the Company is obligated to effect.

         5.  HOLDBACK AGREEMENTS.

         The Company agrees not to effect any sale or distribution of any of its equity securities during the 10 days prior to and during the 180 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration or any underwritten S-3 Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto or pursuant to the exercise of options by employees) unless the underwriters managing the offering otherwise agree.

         6.  REGISTRATION PROCEDURES.

         Whenever the Holders request that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, in the case of a Demand Registration or an S-3 Registration, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

         (c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such U.S. jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (e) notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus (and if an amendment to the Registration Statement is required, promptly file and cause such amendment to become effective) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus and Registration Statement shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (f) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of number of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, exercising its best efforts to obtain the requisite corporate approvals to effect a stock split or a combination of shares and using its best efforts to cause members of management of the Company to participate in customary "road-show" activities to the extent required by the underwriters with a view to maximizing the price of the Common Stock sold in such offering) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters and the sellers;

         (g) make available, for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to the execution of customary confidentiality agreements;

         (h) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;

         (i) provide a transfer agent and registrar selected by the Company for all such Registrable Securities not later than the effective date of such Registration Statement;

         (j) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

         (k) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

         (l) promptly notify each seller of Registrable Securities and the underwriter or underwriters, if any:

                          (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                          (ii) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

                          (iii) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

                          (iv) of the receipt by the company of any notification with respect to the suspension of the qualification of any registrable securities for sale under the applicable securities or blue sky laws of any U.S. jurisdiction.

         At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Securities pursuant to Rule 144 (or any similar rule then in effect).

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. The Holders covenant and agree to timely and truthfully provide such information upon request.

         Each seller of Registrable Securities agrees by having its stock treated as Registrable Securities hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, such seller will forthwith discontinue disposition of Registrable Securities until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and, if applicable, is furnished with a supplemented or amended Prospectus as contemplated by Section 6(e) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(e).

         7.  REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or reasonable fees and expenses of more than one counsel representing the Holders of Registrable Securities (in accordance with Section 7(b) hereof), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

         (b) In connection with each registration initiated hereunder (whether a Demand Registration, S-3 Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements up to $50,000 of one law firm chosen by the Holders of a majority of the number of Registrable Securities included in such registration or sale.

         (c)   The obligation of the Company to bear the expenses described in
Section 7(a) and to reimburse the Holders for the expenses described in Section 7(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

         8.  INDEMNIFICATION.

               In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post- effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement (unless superceded by a final prospectus), or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"); provided, however, that the foregoing indemnity agreement shall not apply to any Claim to the extent that such Claim arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information relating to such Indemnified Person furnished in writing to the Company by such Indemnified Person expressly for inclusion in the Registration Statement or any such amendment thereof or supplement thereto or for failure to provide required information. Subject to Section 8(c), the Company shall reimburse the Indemnified Persons, for any reasonable legal fees or other reasonable expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8(a) and the agreement with respect to contribution contained in this Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive any transfer of the Registrable Securities by the Holders.

               b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 8(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder expressly for inclusion in such Registration Statement; and, subject to
Section 8(c), such Holder will reimburse any reasonable legal fees or other reasonable expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8(b) and the agreement with respect to contribution contained in this Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holders shall be liable under this Section 8(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive any transfer of the Registrable Securities by the Holders.

               c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least two-thirds (*) in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprized as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

               d. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

               e. The indemnity agreements contained herein shall be in addition to

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
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

               f. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8 to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale, shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and
(ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

         9.  RULE 144.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         10.  MISCELLANEOUS.

         (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

               If to the Company:

                          Hanover Direct, Inc.
                          1500 Harbor Boulevard
                          Weehawken, New Jersey 07087
                          Attention: General Counsel
                          Facsimile No.: (201) 272-3199

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
               with a copy to:

                          Brown Raysman Millstein Felder & Steiner LLP
                          120 West 45th Street
                          New York, NY 10036
                          Attention:  Sarah Hewitt, Esq.
                          Facsimile No.: (212) 840-2429

               If to the Stockholder:

                          Richemont Finance S.A.
                          35 Boulevard Prince Henri
                          L 1724 Luxembourg
                          Attention: Mr. Alan Grieve
                          Facsimile No.: 011-4141-711-7138

               If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company;

               in each case with copies to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          Four Times Square
                          New York, New York 10036-6522
                          Attention:  Gregory A. Fernicola, Esq.
                          Facsimile No.:  (212) 735-2000

or such other address or facsimile number as such party (or transferee) may hereafter specify for the purpose by notice to the other parties in the manner specified herein. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by mail, at the earliest of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage paid as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.

         (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof or of any other right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and

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
assigns, it being understood that subsequent Holders of the Registrable Securities are intended third party beneficiaries hereof. The Stockholder shall provide written notice to the Company pursuant to Section 10(a) hereof, of any transfers or assignments of Registrable Securities, promptly after such transfer or assignment. Such notice shall include the name and other contact information relating to such transferee or assignee.

         (d) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5- 1401 of the General Obligations Law of the State of New York).

         (e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

         (f)   Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument provided no party shall be bound unless and until the Stockholder and the Company have each signed a counterpart hereof.

         (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

         (i) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         (k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Registrable Securities outstanding at the time; provided, however, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company's obligations hereunder.

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.



Richemont Finance S.A.


By:
   ----------------------
    Name:
    Title:

By:
   ----------------------
    Name:
    Title:

Hanover Direct, Inc.


By:
   ---------------------
    Name:
    Title:

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